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                                                                    EXHIBIT 21.1


                           KANBAY INTERNATIONAL, INC.
                           SUBSIDIARIES OF THE COMPANY

                                                 STATE (OR OTHER JURISDICTION)
NAME OF SUBSIDIARY                                     OF INCORPORATION
------------------------------------------     -------------------------------
Kanbay Incorporated                                        Illinois
Kanbay (Japan) Incorporated                                Illinois
Kanbay (Singapore) Pte Ltd.                                Singapore
Kanbay Limited                                              Bermuda
Kanbay (Asia) Limited                                      Mauritius
Kanbay Software (India) Private Limited                      India
Kanbay Europe Limited                                   United Kingdom
Kanbay HK Ltd.                                             Hong Kong
Kanbay Australia Pty Ltd.                                  Australia
Kanbay Pty Ltd.                                            Australia
SSS Holdings Corporation Ltd.                           United Kingdom
Strategic Resourcing Solutions Ltd.                     United Kingdom
Kanbay Managed Solutions, Inc.                             Illinois
Kanbay Managed Solutions Canada Inc.                 New Brunswick, Canada